EXECUTIVE SEPARATION AGREEMENT & GENERAL RELEASE This Executive Separation Agreement & General Release (the “Agreement”) is entered into as of the Effective Date (as defined below), by and between Jeffrey T. Jochims (“Executive”) and Owens & Minor, Inc. (together with all Related Entities (as defined herein), “O&M” or the “Company”) (Executive and O&M are each referred to herein as a “Party” and, collectively, as the “Parties”): WHEREAS, Executive has been employed by the Company as an officer of the Company, most recently as its Executive Vice President, Chief Operating Officer & President, Products & Healthcare Services; WHEREAS, Executive, at the request of the Company, will resign from all of his positions as an officer or director of the Company or any Related Entity, as applicable, effective as of October 12, 2022 (the “Transition Date”); WHEREAS, the Company seeks to retain Executive for a period of time, as set forth below, for the purpose of transitioning his duties prior to the termination of his employment; and WHEREAS, Executive’s execution and non-revocation of this Agreement is a condition precedent to Executive’s receipt of severance benefits under the Owens & Minor, Inc. Officer Severance Policy (the “Policy”). NOW, THEREFORE, in consideration of the Parties’ promises and obligations hereunder, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows: 1. Separation Date and Transition Period. a. Executive’s last day of employment with the Company shall be the Separation Date (as defined below), and Executive acknowledges and agrees that his employment relationship with the Company will end on such date. Executive further acknowledges and agrees that Executive’s resignation as an Executive Vice President, Chief Operating Officer & President, Products & Healthcare Services of the Company and from all other officer, director or other positions with the Company or any Related Entity (other than as an employee) shall be effective as of the Transition Date. Executive agrees to take any further actions that the Company reasonably requests to effectuate or document the foregoing. For purposes of this Agreement, “Related Entities” means Owens & Minor, Inc.’s subsidiaries and affiliated entities and each of their predecessors, including The Owens & Minor Foundation, Owens & Minor PAC and Fusions5, Inc. b. Executive shall remain employed by the Company from the Transition Date through January 1, 2023 or such earlier date on which Executive resigns or Executive’s employment is terminated for Cause (as defined in the Policy) to facilitate the transition of Executive’s duties to others within the Company as may be requested by O&M from time to time. The period during which Executive remains employed in accordance with the immediately preceding sentence is referred to herein as the “Transition Period.” The actual date on which Executive’s employment terminates is referred to herein as the “Separation Date.” During the Transition Period, Executive will remain eligible to participate in the same benefit plans and programs made available to Company employees, subject to the terms and conditions of the applicable plans and programs in effect from time to time. During the Transition Period, Executive will not report to the Company’s home office or other facilities or offices unless expressly requested by the Company’s Chief Executive Officer or his designee, but Executive will be reasonably available to

Page 2 of 14 Page 2 of 14 Company personnel to respond to inquiries, provide information, or complete such tasks as the Company may reasonably request. While the Company reserves the right to restrict or terminate Executive’s access to his Company telephone number, voicemail and email account, to the extent Executive has access, Executive acknowledges that such access shall be subject to monitoring by the Company. On or within five (5) days after the Separation Date, Executive agrees to execute the Release of Claims attached hereto and incorporated herein as Exhibit A (the “Subsequent Release”). c. Executive understands and acknowledges that some matters that fell under Executive’s responsibility in his positions with the Company may be ongoing after the Separation Date. Accordingly, Executive agrees that, during the Severance Period, Executive will cooperate and make himself reasonably available to Company representatives to respond to questions regarding Executive’s experience with and knowledge about the Company. Additionally, Executive agrees that he will assist the Company, as reasonably requested by the Company, in the case of any litigation, regulatory inquiry, audits, or other such matters. For purposes of this Agreement, “Severance Period” shall mean the eighteen (18)-month period immediately following the Separation Date. 2. Accrued Benefits. a. The Company shall continue to pay Executive his normal base salary earned through the Separation Date in accordance with its usual payroll practices. Executive acknowledges and agrees that he will not be eligible to receive, and the Company shall have no obligation to pay to Executive, any payment under the Company’s 2022 Annual Incentive Plan or the 2022 Executive Incentive Plan or any annual incentive plan that may be established by the Company or any Related Entity for the 2023 fiscal year. b. The Company shall reimburse Executive for any expenses incurred by Executive prior to the Separation Date related to his employment with the Company, subject to the requirements of the Company’s expense reimbursement policy and preapproval of any travel related to Company business by the Company’s Chief Executive Officer. All such reimbursement will be made in accordance with the Company’s expense reimbursement policy. c. Executive acknowledges and agrees that as of the Separation Date, except as otherwise set forth in this Agreement (including Section 3(c)), the Company shall have no obligation to continue Executive’s coverage under the Company’s medical, dental, life insurance, or other employee insurance or benefit plans; provided, however, that Executive will be eligible for COBRA coverage to the extent required by applicable law. Executive understands and acknowledges that COBRA coverage will be at Executive’s sole expense and will be offered at 102% of the full cost of coverage. Executive will receive applicable COBRA election forms under separate cover following the Separation Date. d. Executive acknowledges and agrees that, subject to the Company’s compliance with the terms of this Agreement, the Company has paid or will have paid Executive in full all accrued salary, expenses, reimbursements, vacation, sick leave, and other payments to which Executive may have been entitled, and that there are no sums or other benefits, other than as described in this Agreement, due or owing to Executive by the Company. 3. Severance Benefits. a. If Executive remains employed from the Transition Date until January 1, 2023 such that the Separation Date occurs on January 1, 2023, then in consideration of Executive’s promises, covenants and agreements set forth in this Agreement (including, but not limited to, the release and Subsequent Release, and the covenants regarding confidentiality, non-competition and non-solicitation), and in accordance with section 5 of the Policy, the Company shall provide Executive with the payments and benefits set forth in this Section 3 (collectively, the “Severance Benefits”). Executive acknowledges and

Page 3 of 14 Page 3 of 14 agrees that Executive would not be entitled to receive the Severance Benefits in the absence of Executive’s acceptance of this Agreement and adherence with its terms. b. The Company shall pay Executive a lump-sum in the gross amount of ONE MILLION SEVEN HUNDRED FIFTY ONE THOUSAND ONE HUNDRED AND NINE DOLLARS AND NO CENTS ($1,751,109.00), less all applicable withholdings and deductions. The Company shall make this payment on the first regularly scheduled Company payday following the Subsequent Release Effective Date (as that term is defined in the Subsequent Release). c. The Company shall pay Executive a lump-sum cash Welfare Benefit Payment (as defined in the Policy) equal to TWENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($25,000.00). The Company shall make this payment on the first regularly scheduled Company payday following the Subsequent Release Effective Date. d. Executive currently holds 36,574 shares of unvested restricted stock (the “Restricted Stock”), 26,889 unvested restricted stock units (“RSUs”) and 165,062 unvested performance stock units (“PSUs”), in each case, under O&M’s 2018 Stock Incentive Plan (as amended). Subject to the terms of the applicable plan and award agreements, (i) a pro-rated amount of his unvested Restricted Stock awards as of the Separation Date (27,240 shares) will become vested and the remaining unvested shares of Restricted Stock (9,514 shares) shall be forfeited without consideration, (ii) a pro-rated amount of his unvested RSUs as of the Separation Date (6,938 RSUs, payable in the form of the equal number of shares in the Company) will become vested and the remaining RSUs (19,951 RSUs) shall be forfeited without consideration, and (iii) a pro-rated amount of his unvested PSUs as of the Separation Date (110,346 PSUs, payable in the form of the equal number of shares in the Company) will become vested and all of the PSUs under grants made on March 1, 2021 (27,827 PSUs based on target performance levels) and April 29, 2022 (26,889 PSUs based on target performance levels) shall be forfeited without consideration as of the Separation Date. As soon as reasonably practicable following the Separation Date, but in no event later than fifteen (15) days after the Subsequent Release Effective Date, the Company shall deliver to Executive a number of shares of common stock of the Company equal to the number of such vested shares of Restricted Stock, RSUs and PSUs, respectively. Executive acknowledges that he remains a restricted person (as defined in the Company’s insider trading policy) through the Separation Date and, among other things, will only be able to trade in Company securities prior to the first open trading window following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 with pre-approval of the Company’s General Counsel or other officer designated by the Company. In the event of a conflict or inconsistency between the applicable equity award agreement and this Agreement, this Agreement shall control. e. Provided that this Agreement and the Subsequent Release are binding and effective, the Company shall reimburse Executive for (i) expenses incurred during the Transition Period and the six (6)- month period following the Separation Date in procuring outplacement services in an amount not to exceed TEN THOUSAND DOLLARS ($10,000.00) and (ii) expenses incurred during the Transition Period and the Severance Period prior to the commencement of alternate employment for tax preparation and financial counseling services (including, but not limited to, the services of a tax attorney) in an amount not to exceed FIVE THOUSAND TWO HUNDRED FIFTY DOLLARS ($5,250.00), in each case, conditioned upon Executive providing the Company with proper and timely documentation of such expenses. The Company shall make all such reimbursements, if at all, no later than the last day of the calendar year immediately following the calendar year in which Executive incurred the reimbursable expense. f. Any amount described in Sections 3(b), (c) and (d), to the extent earned, shall be paid to Executive in no event later than the fifteenth (15th) day of the third (3rd) month following the end of the year in which such amount was no longer subject to a substantial risk of forfeiture, within the meaning of Code Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), except as may be

Page 4 of 14 Page 4 of 14 permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4)(ii). 4. Covenant to Maintain Confidentiality. During his employment with the Company, Executive has been and, during the Transition Period, Executive will be, exposed to certain Confidential Information of the Company. For purposes of this Agreement “Confidential Information” means information, in any form, related to the Company’s business (a) that is not generally known or available to others in the Company’s industry, (b) in which the Company has an interest, (c) from which the Company derives value by virtue of – in whole or in part – its confidentiality, and (d) with respect to which the Company takes reasonable measures to maintain as confidential. Such Confidential Information includes but is not limited to: information technology and computer systems; trade secrets; financial or investor relations information; sales activity information; accounting information; revenue recognition information; cash-flow information; lists of and other information about current and prospective customers, vendors or suppliers; prices or pricing strategy or information; sales and account records; reports, pricing, sales manuals and training manuals regarding selling, strategic planning and business development information; purchasing, and pricing procedures and financing methods of the Company, together with any specific and proprietary techniques utilized by the Company in designing, developing, testing or marketing its products, product mix and supplier information or in performing services for clients, customers and accounts of the Company; information concerning existing or contemplated software, products, services, technology, designs, processes and research or product developments of the Company; and, any other information of a similar nature made available to Executive and not known to the public, which, if misused or disclosed, could adversely affect the business or interests of the Company. Confidential Information includes any such information that Executive may have prepared or created during his employment with the Company or during the Transition Period, as well as such information that has been or may be created or prepared by others. Confidential Information shall not include any information that has been voluntarily disclosed to the public by the Company, has been independently developed and disclosed to the public by others without violating any legal obligation, or otherwise enters the public domain through lawful means. Subject to the limited exclusions and limitations set forth in this Agreement, Executive agrees that for as long as such information remains confidential to the Company, including during the Transition Period and after the Severance Period, or is a trade secret under applicable law, Executive will not disclose any Confidential Information to any person, agency, institution, company, or other entity, and Executive will not use any Confidential Information in any way, except as required by Executive’s duties to the Company or by law, or as permitted under Section 9 of this Agreement. In the event that Executive is unsure whether or not certain information is Confidential Information, Executive will send the Company a written inquiry about whether such information is covered under this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement does not prohibit Executive from complying with a lawful subpoena or other legal compulsion. If Executive becomes legally compelled (by interrogatories, requests for information or documents, subpoenas, civil investigative demands, applicable regulations, or similar processes) to disclose any Confidential Information, Executive shall, if permitted by applicable law, provide Company with prompt notice so that Company may seek an appropriate protective order or other appropriate remedy or waive Executive’s compliance with this Section 4, which waiver must be in writing to be effective. If that protective order or other remedy is not obtained by the date that Executive must comply with the request, or if Company waives compliance with this Section 4 in writing, Executive shall furnish only that portion of the Confidential Information that is legally required to be provided in the reasonable opinion of Executive’s counsel (after consultation with Company’s counsel), and Executive shall exercise commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information of Company which is being furnished or disclosed. Notwithstanding the foregoing, the covenants made in this Section 4 shall apply to trade secret information for as long as such information remains qualified as a trade secret. 5. Covenant Not to Compete. During the Transition Period and Severance Period, Executive agrees

Page 5 of 14 Page 5 of 14 not to engage in Competitive Work for or on behalf of a Competitor to conduct or support the conduct of Competitive Business within the continental United States. Notwithstanding the foregoing, this Section 5 does not restrict Executive from owning stock or other securities of a publicly held corporation in which Executive does not possess beneficial ownership of more than two percent (2%) of such corporation’s voting stock. Notwithstanding the foregoing, nothing in this Section 5 shall prohibit Executive from being employed or engaged by any person or entity where such work would not involve any level of strategic, advisory, technical, creative, sales or other activity similar to that which Executive provided to the Company (acknowledging that Executive’s role required Executive to engage in strategic, managerial and business development activity), or is in connection with an independent business line of such person or entity that is wholly unrelated to the Competitive Business, Competitive Work, and the Confidential Information (subject to protocols to prevent Executive from disclosing Confidential Information). For purposes of this Agreement, “Competitive Business” means providing or soliciting to provide a product or service that competes with a product or service provided, offered or planned to be offered by O&M at any time during the twelve (12) months preceding the Separation Date (the “Recent Period”). “Competitive Work” means the performance of duties and/or provision of services (whether as an employee, independent contractor or otherwise) that are substantially similar to duties and/or services that Executive performed or provided for or on behalf of O&M at any time during the Recent Period. “Competitor” means any person or entity, including any private equity or similar firm or any other person or entity sponsored by a private equity or similar firm, that is engaged in conducting Competitive Business. 6. Non-Solicitation of Customers & Suppliers. During the Transition Period and Severance Period, Executive agrees that he will not, personally or through another: conduct or offer to conduct any Competitive Business with any Covered Customer; or encourage or induce any Covered Customer or Covered Supplier to cease doing business with the Company or change the terms of an existing business relationship with the Company to the detriment of the Company. Notwithstanding the foregoing, this Section 6 does not prohibit general advertising or solicitation that is not specifically directed to a Covered Customer(s) or Covered Supplier(s). For purposes of this Agreement, “Covered Customer” means any individual or entity with which O&M, at any time during the Recent Period, has conducted, or made a written or in-person proposal to conduct, business or to which the Company has provided or offered to provide goods or services, and with whom or which Executive had business-related contact or dealings on behalf of O&M or about which Executive received Confidential Information, in each case, at any time during the Recent Period. “Covered Supplier” means any manufacturer or supplier of medical or surgical products or devices with which O&M, at any time during the Recent Period, has conducted or made a written or in-person proposal to conduct, business, and with which Executive had business-related contact or dealings on behalf of O&M or about which Executive received Confidential Information, in each case, at any time during the Recent Period. 7. Non-Solicitation of Workers. During the Transition Period and Severance Period, Executive agrees that he will not, personally or through another, solicit for employment or hire a Covered Worker for employment or engagement by any person or entity other than O&M or encourage a Covered Worker to leave employment with the Company. Notwithstanding the foregoing, the restrictions contained in this Section 7 shall not apply to any individual that has been separated from employment with the Company for six (6) months or more as of the time of recruitment, solicitation or hiring by Executive. This Section 7 also does not prohibit general advertising or solicitation not specifically directed to a Covered Worker or Covered Workers so long as no Covered Worker directly or indirectly through another person or entity is hired as a result thereof. For purposes of this Agreement, “Covered Worker” means any person who at any time during the Recent Period (a) was employed or engaged by the Company; and (b) had business- related contact with or reported to Executive. 8. Non-Disparagement. Subject to the limited exclusions and limitations set forth in Section 9 of this Agreement, Executive agrees that he shall not make any statement or take any action that reasonably

Page 6 of 14 Page 6 of 14 could be construed as criticizing or disparaging the reputation of any Releasee (as defined below). This provision is in addition to, and not in lieu of, the substantive protections under applicable law relating to defamation, libel, slander, interference with contractual or business relationships, or other statutory, contractual or tort theories. Similarly, the Company agrees to use reasonable efforts to direct the executive leadership team of the Company to not make any statement or take any action that reasonably could be construed as criticizing or disparaging the reputation of the Executive; provided, however, that the foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or statements, disclosures or announcements relating to the earnings or financial results of the business, or statements that such individuals in good faith believe are necessary or appropriate to make in connection with performing their duties and obligations to the Company. Notwithstanding the foregoing, Executive understands and agrees that Executive’s obligations under this Section 8 are expressly limited by the provisions of Section 9 of this Agreement. Further, nothing herein shall be construed to require Executive, the Company or any other person to engage in any unlawful act. 9. Limitations on Obligations. Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (each, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. This Agreement also does not limit Executive’s right to receive an award for information provided to any federal, state or local government agency or self-regulatory organization, or to engage in any future activities protected under whistleblower statutes. Additionally, Executive hereby confirms that he understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Executive be authorized to disclose any information covered by the Company’s attorney-client privilege or the Company’s attorney work product without prior written consent of the Company’s General Counsel or other officer designated by the Company, or unless such disclosure of that information would otherwise be permitted pursuant to 17 CFR 205.3(d)(2), applicable state attorney conduct rules, or otherwise under applicable law or court order. 10. Reasonableness & Remedies. a. The covenants contained in Sections 4, 5, 6, 7, and 8 of this Agreement (the “Protective Covenants”) are, in light of the nature of Executive’s employment by the Company, reasonable and necessary for the protection of the Company’s legitimate business interests, specifically including the Company’s interest in the Confidential Information and the Company’s significant investment to develop and maintain its business relationships and goodwill. b. The Company will suffer irreparable harm if Executive breaches any provision of the Protective Covenants, and the Company shall be entitled to, in addition to any other available remedies,

Page 7 of 14 Page 7 of 14 temporary and/or permanent injunctive relief against Executive barring any conduct in violation of any provision of the Protective Covenants. Additionally, the duration of the restrictions in the Protective Covenants shall be extended by the length of time Executive is in breach of any such restriction. No claim or cause of action Executive may have or assert against the Company, whether predicated on this Agreement or otherwise, shall serve as or constitute a defense to the enforcement of any provision of the Protective Covenants. Should the Company prevail in any claim, dispute or action arising from or relating to this Agreement (a “Covered Claim”), whether initiated by the Company or Executive, the Company shall be entitled to recover from Executive all costs, including attorneys’ fees, incurred by the Company in connection with such Covered Claim. c. As set forth in the Policy, violation of any one of the above Protective Covenants will cause immediate cessation of further Severance Benefits and require Executive to immediately reimburse the Company for all Severance Benefits and other amounts paid or benefits provided by the Company. 11. General Release. a. For purposes of this Agreement, “Releasee” and “Releasees” means the Company and any and all O&M past and present directors, trustees, officers, shareholders, members, partners, managers, supervisors, employees, attorneys, agents, representatives, insurers and consultants, as well as the predecessors, successors and assigns of any of them, and all persons or entities acting by, with, through, under or in contract with any of them. Except as specifically provided below, for purposes of this Agreement the term “Claims” means: each and every claim, complaint, cause of action, grievance, demand, controversy, allegation, or accusation, whether known or unknown; each and every promise, assurance, contract, representation, obligation, guarantee, warranty, liability, right, agreement and commitment of any kind, whether known or unknown; and all forms of relief, including, but not limited to, all remedies, costs, expenses, losses, damages, debts and attorneys’ and other professionals’ fees and related disbursements, whether known or unknown. Notwithstanding the foregoing, Claims do not include a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”). Thus, this Agreement does not preclude Executive from filing an EEOC charge or participating in an EEOC investigation. b. Subject to the limited exclusions and limitations set forth below and in Section 9 of this Agreement, Executive hereby irrevocably releases and forever discharges all Releasees from any and all Claims that Executive, or anyone on his behalf ever had or now has against any and all of the Releasees, or which Executive, or any of his executors, administrators, representatives, attorneys or assigns, hereafter can, shall or may have against any and all of the Releasees for or by reason of any cause, matter, thing, occurrence, or event whatsoever from the date of Executive’s birth to the date that Executive signs this Agreement. Executive acknowledges and agrees that the Claims released in this paragraph include, but are not limited to, (i) any and all Claims based on any law, statute, or constitution or based on contract or in tort or in common law, and any and all Claims based on or arising under any civil rights laws, such as the civil rights laws of any state or jurisdiction, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family Medical Leave Act, or the Virginia Human Rights Act; (ii) any and all Claims under any grievance or complaint procedure of any kind; and (iii) any and all Claims based on or arising out of or related to Executive’s recruitment by, employment with, the termination of Executive employment with, of Executive’s performance of any service in any capacity for, or any business transaction with, each or any of the Releasees (collectively, the “Released Claims”). Executive also hereby waives any and all right to personal recovery of money damages or other relief for any of the Claims released by this Section 11. Executive hereby represents and warrants that he has not assigned any claim to any third party. c. Notwithstanding the foregoing, Executive does not waive, and Released Claims shall not include: (i) any rights, Claims or protections that Executive may have under this Agreement (including

Page 8 of 14 Page 8 of 14 pursuant to Section 3); (ii) any rights, Claims, and protections based on any cause, matter, thing, or event arising or occurring at any time after Executive signs this Agreement; (iii) Executive’s rights, Claims, and protections, if any, to vested or guaranteed benefits under the Company’s qualified and non-qualified benefit plans; (iv) any rights, Claims, or protections Executive may have under the applicable terms of such policy or plan to convert his existing coverage under any group life, disability, and/or accidental death and dismemberment plan offered by the Company; (v) any rights, Claims, or protections Executive may have to continuation of group health, dental, or vision insurance as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended by the Health Insurance Portability and Accountability Act of 1996 and the American Recovery and Reinvestment Act of 2009; (vi) any rights, Claims, or protections Executive has, had, or may have under Article V of the Amended and Restated Articles of Incorporation of Owens & Minor, Inc. (“Articles of Incorporation”), including the indemnification and advancement provisions contained therein, as of the Effective Date of this Agreement; (vii) any rights, Claims, or protections Executive has, had, or may have under any policy or contract of indemnification, liability or other type of insurance, or other undertaking from and/or against any Claims asserted, liability incurred, or proceeding initiated or maintained against Executive arising from, related or pertaining to, or serving as its basis or their bases, Executive’s capacity as an officer of the Company or his alleged acts, omissions, or inaction in such capacity, the foregoing being without regard to whether the Company has, had, or may have the power or obligation to indemnify Executive or provide advancements against such liability under Article V of the Articles of Incorporation; (viii) rights, Claims, or protections that Executive may have arising under the ADEA, or the Older Workers Benefit Protection Act of 1990, which amends the ADEA, after Executive signs this Agreement; or (ix) any rights, Claims or protections that Executive, by law, is prohibited from releasing under this Agreement. d. Notwithstanding any provision of this Agreement to the contrary, O&M reaffirms and restates its obligations to Executive under Article V of its Articles of Incorporation, amended and current as of the Separation Date, including the indemnification and advancement provisions contained therein. In no way limiting the foregoing, and as an inducement to Executive’s acceptance and execution of this Agreement, O&M acknowledges and agrees that as of the date that it executes this Agreement (i) the Company’s officers and directors are not aware of any actions, omissions, or inaction by Executive that would negate Executive’s rights to indemnification and advancements under the Articles of Incorporation of O&M; and (ii) the Company’s officers and directors are not aware of any actions, omissions, or inaction by Executive that could give rise to any Claims by O&M or its Related Entities against Executive. 12. No Admission. The offer of this Agreement and the Agreement itself are not an admission, and shall not be construed to be an admission, by each or any of the Releasees, that the personnel, employment, termination and any other decisions involving Executive or any conduct or actions at any time affecting or involving Executive were wrongful, discriminatory, or in any way unlawful or in violation of any right of Executive; moreover, any such liability or wrongdoing is denied by Executive. Executive shall not attempt to offer this Agreement or any of its terms as evidence of any liability or wrongdoing by each or any of the Releasees in any judicial, administrative or other proceeding now pending or hereafter instituted by any person or entity. 13. Period for Review & Revocation. Executive acknowledges that he has been afforded twenty-one (21) days after receiving this Agreement, including the Subsequent Release, to consider whether or not to enter into it. Executive may use as much or as little of this twenty-one (21)-day period as Executive wishes to decide whether or not to sign this Agreement. Executive may revoke this Agreement within seven (7) days of signing it by delivering a written notice of revocation to the Company’s General Counsel at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. For a revocation to be effective, written notice must be received no later than the close of business on the seventh (7th) day after Executive signs this Agreement. If Executive revokes this Agreement, it shall not be effective or enforceable, and the Company shall not be obligated to provide Executive any benefits hereunder. If Executive has not revoked the

Page 9 of 14 Page 9 of 14 Agreement, the eighth (8th) day after Executive signs this Agreement shall be the “Effective Date” for purposes of this Agreement. 14. Encouragement to Consult with an Attorney. The Company has advised Executive to consult an attorney about this Agreement before signing it. By signing this Agreement, Executive represents that he has consulted with an attorney about this Agreement or has voluntarily chosen not to do so. Executive also acknowledges and agrees that the Company is not obligated to pay any of his attorneys’ fees, costs or expenses relating to this Agreement and that the release in Section 11, above, releases, among other things, all Claims for attorneys’ fees, costs and expenses. Executive acknowledges that he is signing this Agreement voluntarily, with full knowledge of the nature and consequences of its terms and without duress or undue influence by the Company or any other person or entity. 15. No Release of Future Claims. This Agreement does not waive or release any rights or claims that Executive may have under the ADEA or otherwise which arise after the date that Executive signs this Agreement. The Parties acknowledge and agree that the decision to end Executive’s employment with the Company was made prior to Executive signing this Agreement. 16. Taxes. The Company will withhold from any amounts due Executive under this Agreement payroll deductions as required by law and determined by the Company. Executive understands and acknowledges that he is responsible for all taxes that he may incur with respect to any of the consideration to be delivered to him under this Agreement. Notwithstanding any other provision of this Agreement, this Agreement is intended to comply with Section 409A or an exemption thereunder and it is intended that any payment or benefit provided hereto that is considered nonqualified deferred compensation subject to Section 409A of the Code, will be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon the termination of the Executive’s employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Agreement. Each installment payment under this Agreement is intended to be a separate payment for purposes of Section 409A. For purposes of this Agreement, all rights to payments and benefits hereunder will be treated as rights to a series of separate payments and benefits to the fullest extent allowable by Section 409A of the Code. Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be subject to additional taxes and interest under Section 409A if Executive’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of Executive’s death or (ii) the date that is six (6) months after Executive’s Separation Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to such Executive (or such Executive’s estate, if applicable) until the Section 409A Payment Date. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and none of the Releasees shall be liable to Executive in the event any provision of this Agreement fails to comply with, or be exempt from, Section 409A of the Code. 17. Governing Law. The Company is a global business headquartered in the Richmond metropolitan area of Virginia, and this contract was made in whole or in part in Virginia. This Agreement shall be construed and enforced under the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles. 18. Forum Jurisdiction & Venue. The exclusive forums and venues for any Covered Claim, shall be the federal courts located in Richmond, Virginia, and the state courts located Henrico County, Virginia (each a “Chosen Forum” and, collectively, the “Chosen Forums”); provided, however, that the Company may, in

Page 10 of 14 Page 10 of 14 its sole discretion, choose to bring a Covered Claim in any other court that otherwise would have jurisdiction over such Covered Claim. Executive expressly and irrevocably consents and submits to the personal jurisdiction of each Chosen Forum over Executive for any Covered Claim and expressly agrees that venue for any Covered Claim is appropriate therein. Executive shall not file any Covered Claim in any forum other than a Chosen Forum and waives any and all objections to the jurisdiction of or venue in a Chosen Forum for a Covered Claim. A final judgment in any action or proceeding in a Chosen Forum shall be conclusive and may be enforced in other jurisdictions in accordance with applicable law; provided, however, that this Section 18 does not affect either Party’s right to appeal a judgment. Executive acknowledges that Executive has read this Section 18, understands it and has voluntarily agreed to its terms. 19. Waiver of Jury Trial. Executive knowingly and willfully waives any right he may have under applicable law to a trial by jury in any dispute or issue arising out of or in any way related to a Covered Claim. 20. Severability & Reformation. a. The provisions of this Agreement, including the Protective Covenants, are expressly intended to be severable and separately enforceable. If any clause or provision of this Agreement is ruled invalid or limited by any regulatory agency or court of competent jurisdiction, the invalidity of such clause or provision shall not affect the validity of the other provisions, which provisions shall be enforced to the fullest extent permitted by law. b. In the event that a court of competent jurisdiction determines that any provision of the Protective Covenants is invalid or unenforceable under applicable law by reason of its geographic, temporal or other scope, or the extent of restriction imposed on Executive’s activity, the court making such determination shall reduce the applicable scope and/or the extent of restriction by such amount as is minimally necessary to render such provision, as so amended, valid and enforceable under applicable law. Notwithstanding the foregoing, should it be determined that the provisions of this Section 20(b) are impermissible under applicable law then this subsection shall be deemed null and void, and such determination shall not affect the validity of the remainder of this Agreement. 21. Notices. All notices permitted or required under this Agreement shall be given in writing and addressed or delivered to the persons specified in this Agreement. Any notice or communication required hereunder shall be given by hand; FedEx or UPS next-business-day delivery service; registered, certified, or express United States mail (postage prepaid). The date of receipt of any notice shall be the date the notice is deemed to have been given. Notices permitted or required hereunder shall be given to the following individuals: To the Company: Owens & Minor, Inc. Attn: General Counsel 9120 Lockwood Boulevard Mechanicsville, Virginia 23116 To Executive: Jeffrey T. Jochims _______________ _______________

Page 11 of 14 Page 11 of 14 22. Entire Agreement & Modification. This Agreement (and any restrictive covenant or similar agreement or arrangement of or binding upon Executive, including any Owens & Minor Leadership Teammate Agreement he has entered into with O&M, and any award agreements governing Executive’s Restricted Stock, RSU and PSU awards) contains the entire understanding and agreement of the Parties regarding the subject matter hereof. The terms of this Agreement are contractual and, except as provided under Section 20(b) hereof, shall not be deemed to have been altered, modified or in any way changed by any statements, promises, discussions or agreements not appearing herein. Except as provided under Section 20(b) hereof, this Agreement may not be modified, amended or altered except by a writing signed by both the Parties. 23. Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and any corporation or other entity to which the Company may transfer all or substantially all of its assets or to which the Company may assign this Agreement. Executive hereby consents to any such assignment without further notice to or consent from Executive. Executive may not assign this Agreement or any part hereof without the prior written consent of O&M’s General Counsel. 24. Return of Company Property. Following the Separation Date, Executive will immediately return to the Company any Company property and all such records without deleting, destroying, or otherwise damaging the utility of same. 25. Miscellaneous. This Agreement may be executed in one or more counterparts, including by electronic mail or facsimile, each of which will constitute one and the same instrument, and all executed copies of this Agreement and facsimiles thereof shall be as legally binding and enforceable as the original. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one Party, but together signed by both Parties hereto. Delivery of a copy of this Agreement bearing an original or electronic signature by facsimile transmission or by electronic mail in portable document format (PDF) or similar means of electronic delivery shall have the same effect as physical delivery of the paper document bearing the original signature. Executive’s obligations under this Agreement shall survive the termination of Executive’s employment with the Company regardless of the reason and any breach by the Company of this Agreement or any other obligation of the Company. The waiver by any Party of a breach of any condition or provision of this Agreement to be performed by the other Party shall not operate or be construed as a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. The captions and headings in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein. [Remainder of Page Intentionally Blank]

Page 12 of 14 Page 12 of 14 IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties has caused this Executive Separation Agreement & General Release to be executed either individually or in its entity name by its duly authorized representative. BY SIGNING BELOW, EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT EXECUTIVE IS SIGNING THIS AGREEMENT VOLUNTARILY AND OF HIS OWN FREE WILL, WITH FULL KNOWLEDGE OF THE NATURE AND CONSEQUENCES OF ITS TERMS. EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EXECUTIVE OWENS & MINOR, INC. /s/ Jeffrey T. Jochims JEFFREY T. JOCHIMS Date: 10/10/2022 By:/s/ Nicholas J. Pace Its: EVP & General Counsel Date: 10/12/2022

Page 13 of 14 Page 13 of 14 EXHIBIT A RELEASE OF CLAIMS 1. On October , 2022, I entered into that certain Executive Separation Agreement and General Release (the “Separation Agreement”) with Owens & Minor, Inc. (the “Company”). My employment with the Company ended on the Separation Date (as defined in the Separation Agreement). I confirm that, except for the Severance Benefits (as defined in the Separation Agreement), reimbursable expenses due pursuant to Section 2(b) of the Separation Agreement and the benefits set forth in Section 3 of the Separation Agreement, I have been paid all compensation owed for all hours worked by me for the Company through the Separation Date. I have received all the leave and leave benefits and protections for which I was eligible in connection with my employment with the Company, pursuant to the Family and Medical Leave Act or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a claim. 2. General Release. In consideration of the Severance Benefits paid or payable pursuant to Section 3 of the Separation Agreement, I hereby waive and release the Company, its parents, subsidiaries, predecessors, successors and affiliates, and each of such entities’ officers, directors, employees, shareholders, managers, members, agents, representatives and assigns (collectively, the “Released Parties”) from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether known or unknown, arising at any time prior to and including the date I sign this Release of Claims (the “Release”). This general release includes, but is not limited to: (a) all claims directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment relationship; (b) all claims or demands related to salary, bonuses, fees, retirement contributions, profit-sharing rights, profit distributions, management fee income, commissions, carried interest, membership interests, units, options, or any other ownership or equity interests or equity awards in the Company or any of its affiliated entities, vacation pay, fringe benefits, expense reimbursements or any other form of compensation or benefit, except claims for benefits or compensation due to me under the Separation Agreement; (c) all claims pursuant to any federal, state or local law, statute or cause of action in any jurisdiction, including, but not limited to, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the Family Medical Leave Act, the Equal Pay Act, anti-discrimination statutes, tort law, contract law, wrongful discharge, discrimination, harassment, fraud, defamation, emotional distress, or claims for breach of fiduciary duty. Notwithstanding the foregoing, nothing in this paragraph shall release any of the rights, claims and protections set forth in Section 11(c) of the Separation Agreement. 3. ADEA Waiver and Release. I am over forty (40) years of age as of the Separation Date and I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I acknowledge that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) this Release does not apply to any rights or claims that arise after the date I sign it; (b) I should consult with an attorney before signing this Release; (c) I have been provided at least twenty-one (21) days to consider this Release; (d) I have seven (7) days after the date I sign this Release to revoke my acceptance of it (by sending written notice of such revocation to the Company); and (e) this Release will not be effective until the date upon which this revocation period has expired unexercised, which, assuming I do not earlier revoke my acceptance of it, will be the eighth (8th) day after I sign this Release (the “Subsequent Release Effective Date”).

Page 14 of 14 Page 14 of 14 4. Limitations on Obligations. I understand and agree that this Release is to be broadly construed, provided that notwithstanding anything contained herein, this Release expressly does not include a release of any claims that cannot be released by law or under applicable public policy. Additionally, I understand and agree that nothing in this Release is intended to, or shall, interfere with my rights under federal, state, or local laws (including, but not limited to, the statutes referenced herein, or their state or local counterparts) to file or otherwise institute a charge of discrimination, to participate in a proceeding or investigation with any appropriate federal, state, or local government agency, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of this Release. I also acknowledge and agree, however, that I shall not be entitled to any relief, recovery, or monies in connection with any such claim or proceeding brought against any of the Released Parties, regardless of who filed or initiated any such complaint, charge or proceeding. Nothing contained in this Release is designed to prohibit me from disclosing this Release to the EEOC or any other government agency. I understand that I am free to do so if I choose. I also understand that this Release may not affect the rights and responsibilities of the EEOC to enforce federal laws or be used to justify interfering with the protected right of Executive or others to file a charge with the EEOC. Additionally, nothing in this Release shall prohibit me or others from participating in any investigation or proceeding conducted by the EEOC, the National Labor Relations Board, the Securities and Exchange Commission or other state or federal agency. 4. Entire Agreement. This Release, together with the Separation Agreement (including any exhibits thereto), constitutes the complete, final and exclusive embodiment of the entire agreement between me and the Company with regard to their subject matter, and I am not relying on any promise, warranty or representation that is not expressly stated therein. Understood, Accepted and Agreed: Signature: Printed Name: JEFFREY T. JOCHIMS Date: